EXHIBIT 99.1

SOUTHERN MICHIGAN BANCORP, INC.
51 West Pearl Street
Coldwater, Michigan 49036

FOR IMMEDIATE RELEASE
CONTACT:  John H. Castle, CEO
(517) 279-5500

SOUTHERN MICHIGAN BANCORP, INC. ANNOUNCES FIRST
QUARTER 2012 EARNINGS

Coldwater, Michigan, April 27, 2012: Southern Michigan Bancorp, Inc. (OTCBB: SOMC.OB) reported net income of $1,002,000, or $0.43 per share, for the quarter ended March 31, 2012, compared to net income of $748,000, or $0.32 per share, for the first quarter of 2011.

Total consolidated assets at March 31, 2012 were $520.4 million compared to $509.2 million at December 31, 2011.

Southern provided $225,000 for loan losses during the first quarter of 2012, resulting in an allowance for loan losses of $5,525,000, or 1.66% of loans at March 31, 2012. This compared to $125,000 of provision for loan losses expense for the first quarter of 2011. Net charge-offs totaled $112,000 for the first quarter of 2012, compared to $243,000 during the first quarter of 2011. Specific reserves on impaired loans increased $159,000 during the first quarter of 2012 resulting in a higher provision for loan losses. Total delinquent loans decreased to 2.24% as of March 31, 2012 from 2.93% as of March 31, 2011. Other real estate owned levels for the quarter improved from $1,530,000 as of December 31, 2011 to $870,000 as of March 31, 2012.

First quarter 2012 net interest income increased $369,000, or 9.8%, to $4.1 million, as compared to $3.7 million for the first quarter of 2011.

The annualized return on average assets for the three month period ended March 31, 2012 was 0.77% compared to 0.60% for the first quarter of 2011. The annualized return on average equity was 7.63% for the first quarter of 2012 compared to 6.19% for the first quarter of 2011.

John H. Castle, Chairman and Chief Executive Officer of Southern Michigan Bancorp, Inc., stated, "We are very pleased with our first quarter results. The 33.9% increase in year over year earnings was principally driven by an increase in outstanding loans. Loan totals increased $27.1 million, or 8.9% from March 31, 2011 to March 31, 2012, funded by low cost core deposit growth and lower yielding cash investments. Additional loan growth is expected during the second quarter as approved loans in the commercial loan pipeline begin to fund."

Southern Michigan Bancorp, Inc. is a bank holding company and the parent company of Southern Michigan Bank & Trust. It operates 15 branches within Branch, Calhoun, Hillsdale and St. Joseph Counties, providing a broad range of consumer, business and wealth management services throughout the region.

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This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Southern Michigan Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as "expected", "begin" and other similar words or expressions. These statements include, among others, statements related to expected additional loan growth. All statements with reference to a future time period are forward-looking. Management's determination of the provision and allowance for loan losses and other accounting estimates, such as the carrying value of goodwill, other real estate owned and mortgage servicing rights and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment), involves judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. Our ability sell other real estate owned at its carrying value or at all, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and Southern Michigan Bancorp, Inc., specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Southern Michigan Bancorp, Inc. does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2011. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

SOUTHERN MICHIGAN BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)
	March 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$58,037	$42,185
Federal funds sold	261	287
Securities available for sale	84,801	90,344
Loans held for sale	2,650	1,088
Loans, net of allowance for loan losses of $5,525 - 2012 ($5,412 - 2011)	327,344	327,392
Premises and equipment, net	12,451	12,546
Accrued interest receivable	2,067	2,148
Net cash surrender value of life insurance	10,400	10,312
Goodwill	13,422	13,422
Other intangible assets, net	1,585	1,666
Other assets	7,415	7,830
TOTAL ASSETS	$520,433	$509,220

LIABILITIES
Deposits:
Non-interest bearing	$69,572	$61,930
Interest bearing	364,965	358,581
Total deposits	434,537	420,511

Securities sold under agreements to repurchase and overnight borrowings	14,932	18,074
Accrued expenses and other liabilities	4,234	4,568
Other borrowings	7,600	7,751
Subordinated debentures	5,155	5,155
Common stock subject to repurchase obligation in Employee
Stock Ownership Plan, shares outstanding - 116,711 in 2012
(115,170 shares in 2011)	1,476	1,296
Total liabilities	467,934	457,355

SHAREHOLDERS' EQUITY
Preferred stock, 100,000 shares authorized; none issued or outstanding	-	-
Common stock, $2.50 par value:
Authorized - 4,000,000 shares
Issued - 2,376,724 shares in 2012 (2,358,599 shares in 2011)
Outstanding (other than ESOP shares) - 2,260,013 shares in 2012 (2,243,429 shares in 2011)	5,650	5,609
Additional paid-in capital	18,104	18,278
Retained earnings	28,410	27,576
Accumulated other comprehensive income, net	472	571
Unearned Employee Stock Ownership Plan shares	(137)	(169)
Total shareholders' equity	52,499	51,865
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$520,433	$509,220

SOUTHERN MICHIGAN BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands, except per share data)
	Three Months Ended March 31,
	2012	2011
Interest income:
Loans, including fees	$4,511	$4,370
Securities:
Taxable	156	138
Tax-exempt	242	216
Other	26	51
Total interest income	4,935	4,775

Interest expense:
Deposits	661	844
Other	133	159
Total interest expense	794	1,003
Net interest income	4,141	3,772
Provision for loan losses	225	125
Net interest income after provision for loan losses	3,916	3,647

Non-interest income:
Service charges on deposit accounts	394	511
Trust fees	298	275
Net gains on security calls	3	2
Net gains on loan sales	402	317
Earnings on life insurance assets	88	80
ATM and debit card fee income	272	235
Other	208	235
Total non-interest income	1,665	1,655
Non-interest expense:
Salaries and employee benefits	2,421	2,447
Occupancy, net	283	373
Equipment	192	203
Printing, postage and supplies	139	141
Telecommunication expenses	96	99
Professional and outside services	256	221
Software maintenance	111	105
FDIC assessments	100	165
Amortization of other intangibles	81	85
Other	603	526
Total non-interest expense	4,282	4,365
INCOME BEFORE INCOME TAXES	1,299	937
Federal income tax provision	297	189
NET INCOME	$1,002	$748
Basic Earnings Per Common Share	$0.43	$0.32
Diluted Earnings Per Common Share	$0.42	$0.32
Dividends Declared Per Common Share	$0.07	$0.05